UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

PCM, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25790	95-4518700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 E. Mariposa Avenue

El Segundo, California  90245

(Address of principal executive offices)(zip code)

(310) 354-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

On April 29, 2015, PCM, Inc. (the “Company”) issued an earnings release announcing its financial results for the quarter ended March 31, 2015. The release did not include certain financial statements, related notes and certain other financial information that will be filed with the Securities and Exchange Commission (“SEC”) as part of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015. A copy of the press release, relating to such announcement, dated April 29, 2015, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01                                           Other Events.

On April 28, 2015, our Board of Directors approved a $10 million increase to our discretionary stock repurchase program originally adopted in October 2008 (the “Stock Repurchase Program”). Previously, on September 13, 2012, our Board of Directors approved a $10 million increase to our Stock Repurchase Program. Since the inception of the program through April 28, 2015, we repurchased an aggregate total of 3,310,268 shares of our common stock for a total cost of $18.7 million. During the quarter ended March 31, 2015, we repurchased 74,414 shares for $0.7 million. As a result of the $10 million increase to our Stock Repurchase Program, as of April 28, 2015, the Company had $11.3 million available in stock repurchases, subject to any limitations that may apply from time to time under our credit facility agreement dated December 14, 2010, as amended.

Under the approved stock repurchase program, the shares may be repurchased from time to time at prevailing market prices, through open market or unsolicited negotiated transactions, depending on market conditions. We expect that the repurchase of our common stock under the program will be financed with existing working capital and amounts available under our existing credit facility. No limit was placed on the duration of the repurchase program. There is no guarantee as to the exact number of shares that we will repurchase. Subject to applicable securities laws, repurchases may be made at such times and in such amounts as our management deems appropriate. The program can also be discontinued at any time management feels additional purchases are not warranted.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Press Release dated April 29, 2015 (furnished pursuant to Item 2.02 of Form 8-K)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PCM, INC.

	By:	/s/ Brandon H. LaVerne
	Name:	Brandon H. LaVerne
	Title:	Chief Financial Officer

Dated: April 29, 2015

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated April 29, 2015 (furnished pursuant to Item 2.02 of Form 8-K)